                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                               ------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

Date of Report
(Date of earliest event reported):                                  June 8, 1998



                              MULTIMEDIA GAMES, INC.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


     Texas                         0-28318                            74-2611034
---------------              --------------------                ---------------
(State or other                 (File Number)                      (IRS Employer
jurisdiction of                                              Identification No.)
incorporation)


7335 S. Lewis Avenue, Suite 204, Tulsa, Oklahoma                           74136
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(Address of principal executive offices)                              (Zip Code)


Registrant's telephone number,
including area code                                               (918) 494-0576
                                                                  --------------





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Item 5.  Other Events

         On January 8, 1998, the Company received a copy of a Summons and Class Action Complaint For Violations of Federal Securities Laws, that was filed on May 29, 1998, in the Federal District Court for the Southern District of California. Also named as defendants were Gordon T. Graves, the Company's Chairman of the Board, and Larry D. Montgomery, the Company's former President. The Complaint, which seeks an unspecified amount of damages on behalf of all similarly situated shareholders, alleges that the Company violated federal securities laws by making allegedly false and misleading statements regarding MegaMania, the Company's interactive, high speed, bingo game.

         The legality of MegaMania, which is played in Indian bingo halls around the nation, is the subject of pending litigation between the Company and the Department of Justice following a December 31, 1997, civil forfeiture action by the U.S. Attorney for the Northern District of Oklahoma.

     The Company believes that the claims lack merit and intends to vigorously defend itself. The cost of defending against the claims could be substantial.

Item 7.  Financial statements, Pro forma Financial Information and Exhibits.

         Exhibit 99.1     Press Release dated June 9, 1998.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            MULTIMEDIA GAMES, INC.



Dated: June 15, 1998                        By: /s/ Frederick E. Roll
                                                ------------------------------
                                                Frederick E. Roll
                                                Vice President - Finance and
                                                Chief Financial Officer





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                                 EXHIBIT INDEX

EXHIBIT NO.
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
Exhibit 99.1                      Press Release dated June 9, 1998.





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